UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Hemispherx Biopharma, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Hemispherx Biopharma, Inc.
October 28, 2014

Quorum Reduction For 2014 Annual Meeting

After consultation with our proxy advisory firm and review of voting turnout to date, our Board of Directors has amended our By-Laws to reduce the quorum solely for our 2014 annual stockholders’ meeting from 50% to 40%.

The Company emphasizes the importance of your vote!

If we are unable to obtain a quorum at the 2014 annual meeting, it will need to be postponed. To avoid postponement and insure that we are able to hold the meeting, we strongly urge you to cast your vote!

Proposals for action by stockholders include: the election of five Directors; the ratification of McGladrey LLP to audit the financial statements of Hemispherx; and the approval, by non-binding vote, of executive compensation.

The mailing and electronic delivery of the proxy material has been completed and the Company has posted copies of the proxy statement, the annual report for the fiscal year ended 2013 and the quarterly report for the quarter ended June 30, 2014 on its website at http://www.hemispherx.net/content/investor/annualmeeting.asp.

If you are a U.S. resident and received a proxy card containing your Control Number, please take a moment to vote your shares via Internet, phone, or mail. If you are unable to locate your Proxy Card, please contact your bank/broker to obtain duplicate control numbers. If you are a non-U.S. stockholder, you are encouraged to contact your custodian bank/broker at your earliest convenience.

Important Information for Foreign Stockholders

Hemispherx urges all stockholders who owned shares on October 3, 2014, the Record Date for the Meeting, to vote. A significant number of stockholders are domiciled in Europe and are less readily accessible for notification purposes.

European banks and brokerage houses do not necessarily forward the Proxy materials to stockholders. Accordingly, if you are a European stockholder, you most likely will need to contact your bank or brokerage house directly in order to exercise your right to vote. As we are a Delaware corporation, there is no need for your bank or brokerage house to block your shares. Banks and brokerage houses simply need to certify the number of shares owned by their clients on October 3, 2014 and cast votes by November 11, 2014 (7 pm US Eastern Daylight Time).

We have posted a copy of the proxy statement and related documents on our website at http://www.hemispherx.net/content/investor/annualMeeting.asp. For non-U.S. stockholders, we also have posted blank proxy cards in English, French, German and Dutch which they may use to instruct their bank or brokerage house to vote on their behalf.

If you need assistance in voting your shares, Hemispherx suggests that you contact Morrow & Co., LLC, its proxy solicitation agent. Morrow & Co. can be reached in the U.S. toll free (800) 662-5200 or European voters can call their office in London at +44-207-222-4645. Stockholders may also contact Charles Jones, Investor Relations for Hemispherx, 888-557-6480 or 305-987-7418 or via email at cjones@cjonespr.com.

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